Exhibit 99.1

DIGITALBRIDGE ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS
Regular quarterly common dividend expected to begin in third quarter 2022

Boca Raton, May 5, 2022 - DigitalBridge Group, Inc. (NYSE: DBRG) and subsidiaries (collectively, “DigitalBridge,” or the “Company”) today announced financial results for the first quarter ended March 31, 2022.
A First Quarter 2022 Earnings Presentation and a Supplemental Financial Report are available in the Events & Presentations and Financial Information sections, respectively, of the Shareholders tab on the Company’s website at www.digitalbridge.com. This information has also been furnished to the U.S. Securities and Exchange Commission in a Current Report on Form 8-K.
“We’re off to a great start to the year, already delivering on many of our key 2022 objectives,” said Marc Ganzi, CEO of DigitalBridge. "We’ve announced two important strategic transactions that accelerate and scale our high-performance investment management platform, putting us in a strong position to outperform our financial targets. We also made great progress with new core, credit, and ventures investments that advance our progress towards building a full-stack digital infrastructure investor."
The Company reported first quarter 2022 total revenues of $257 million, GAAP net loss attributable to common stockholders of $(262) million, or $(0.46) per share, and Distributable Earnings ("DE") and AFFO of $1.6 million.
Preferred Dividends
On February 16, 2022, the Company’s Board declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share. Such dividends were paid on April 15, 2022 to the respective stockholders of record on April 12, 2022.
On May 4, 2022, the Company’s Board declared cash dividends with respect to each series of the Company’s cumulative redeemable perpetual preferred stock in accordance with the terms of such series, as follows: Series H preferred stock: $0.4453125 per share; Series I preferred stock: $0.446875 per share; and Series J preferred stock: $0.4453125 per share. Such dividends will be paid on July 15, 2022 to the respective stockholders of record on July 11, 2022.
First Quarter 2022 Conference Call
The Company will conduct an earnings presentation and conference call to discuss the financial results on Thursday, May 5, 2022 at 10:00 a.m. ET. The earnings presentation will be broadcast live over the Internet and can be accessed on the Shareholders section of the Company’s website at ir.digitalbridge.com/events. A webcast of the presentation and conference call will be available on the Company’s website. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8471.
For those unable to participate during the live call, a replay will be available starting May 5, 2022, at 1:00 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use passcode 13728587. International callers should dial (412) 317-6671 and enter the same conference ID number.
About DigitalBridge Group, Inc.
DigitalBridge (NYSE: DBRG) is a leading global digital infrastructure firm. With a heritage of over 25 years investing in and operating businesses across the digital ecosystem including cell towers, data centers, fiber, small cells, and edge infrastructure, the DigitalBridge team manages a $47 billion portfolio of digital infrastructure assets on behalf of its limited partners and shareholders. Headquartered in Boca Raton, DigitalBridge has key offices in New York, Los Angeles, London, and Singapore. For more information, visit: www.digitalbridge.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. Factors that might cause such a difference include, without limitation, the duration and severity of the current novel coronavirus (COVID-19) pandemic, driven by, among other factors, the treatment developments and public adoption rates and effectiveness of COVID-19 vaccines against emerging variants of COVID-19 such as the Delta and Omicron variants; the impact of the COVID-19 pandemic on the global market, economic and environmental conditions generally and in the digital and communications technology and investment management sectors; the effect of COVID-19 on the Company's operating cash flows, debt service obligations and covenants, liquidity position and valuations of its real estate investments, as well as the increased risk of claims, litigation and regulatory proceedings and uncertainty that may adversely affect the Company; our status as an owner, operator and investment manager of digital infrastructure and real estate and our ability to manage any related conflicts of interest; our ability to obtain and maintain financing arrangements, including securitizations, on favorable or comparable terms or at all; the impact of initiatives related to our digital transformation, including the strategic investment by Wafra and the formation of certain other investment management platforms, on our growth and earnings profile; whether the transactions with Wafra and AMP Capital will be completed within the time frame and on the terms anticipated or at all, and whether we will realize any of the anticipated benefits from the transactions; whether we will realize any of the anticipated benefits of our strategic partnership with Wafra, including whether Wafra will make additional investments in our Digital IM and Digital Operating segments; our ability to integrate and maintain consistent standards and controls, including our ability to manage our acquisitions in the digital industry effectively; the impact to our business operations and financial condition of realized or anticipated compensation and administrative savings through cost reduction programs; our ability to redeploy the proceeds received from the sale of our non-digital legacy assets within the timeframe and manner contemplated or at all; our business and investment strategy, including the ability of the businesses in which we have a significant investment (such as BRSP) to execute their business strategies; BRSP's trading price and its impact on the carrying value of the Company's investment in BRSP, including whether the Company will recognize further other-than-temporary impairment on its investment in BRSP; performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution; our ability to grow our business by raising capital for the companies that we manage; our ability to deploy capital into new investments consistent with our digital business strategies, including the earnings profile of such new investments; the availability of, and competition for, attractive investment opportunities; our ability to achieve any of the anticipated benefits of certain joint ventures, including any ability for such ventures to create and/or distribute new investment products; our ability to satisfy and manage our capital requirements; our expected hold period for our assets and the impact of any changes in our expectations on the carrying value of such assets; the general volatility of the securities markets in which we participate; changes in interest rates and the market value of our assets; interest rate mismatches between our assets and any borrowings used to fund such assets; effects of hedging instruments on our assets; the impact of economic conditions on third parties on which we rely; any litigation and contractual claims against us and our affiliates, including potential settlement and litigation of such claims; our levels of leverage; adverse domestic or international economic conditions, including those resulting from the COVID-19 pandemic, supply chain difficulties and possible inflation; the impact of legislative, regulatory and competitive changes; the risks of the transition from a REIT to a C-corporation for tax purposes, and the related liability for corporate and other taxes; whether we will be able to utilize existing tax attributes to offset taxable income to the extent contemplated; our ability to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); changes in our board of directors or management team, and availability of qualified personnel; our ability to make or maintain distributions to our stockholders; and our understanding of our competition; and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, each under the heading “Risk Factors,” as such factors may be updated from time to time in the Company’s subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC.
The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. The Company is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.
Source: DigitalBridge Group, Inc.
Investor Contacts:
Severin White
Managing Director, Head of Public Investor Relations
severin.white@digitalbridge.com
212-547-2777

(FINANCIAL TABLES FOLLOW)

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Cash and cash equivalents	$1,117,688	$1,602,102
Restricted cash	106,332	99,121
Real estate, net	5,628,072	4,972,284
Loans receivable	504,739	173,921
Equity and debt investments	940,601	935,153
Goodwill	761,368	761,368
Deferred leasing costs and intangible assets, net	1,225,487	1,187,627
Assets held for disposition	151,307	3,676,615
Other assets	746,176	740,395
Due from affiliates	50,387	49,230
Total assets	$11,232,157	$14,197,816
Liabilities
Debt, net	$5,123,246	$4,860,402
Accrued and other liabilities	896,253	928,042
Intangible liabilities, net	34,459	33,301
Liabilities related to assets held for disposition	758	3,088,699
Dividends and distributions payable	15,759	15,759
Total liabilities	6,070,475	8,926,203
Commitments and contingencies
Redeemable noncontrolling interests	1,038,739	359,223
Equity
Stockholders’ equity:
Preferred stock, $0.01 par value per share; $883,500 liquidation preference; 250,000 shares authorized; 35,340 shares issued and outstanding	854,232	854,232
Common stock, $0.01 par value per share
Class A, 949,000 shares authorized; 597,480 and 568,577 shares issued and outstanding	5,974	5,685
Class B, 1,000 shares authorized; 666 shares issued and outstanding	7	7
Additional paid-in capital	7,356,363	7,820,807
Accumulated deficit	(6,838,497)	(6,576,180)
Accumulated other comprehensive income	12,753	42,383
Total stockholders’ equity	1,390,832	2,146,934
Noncontrolling interests in investment entities	2,688,907	2,653,173
Noncontrolling interests in Operating Company	43,204	112,283
Total equity	4,122,943	4,912,390
Total liabilities, redeemable noncontrolling interests and equity	$11,232,157	$14,197,816

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues
Property operating income	$202,511	$189,002
Interest income	5,166	854
Fee income	42,837	29,443
Other income	6,945	1,282
Total revenues	257,459	220,581
Expenses
Property operating expense	84,003	79,862
Interest expense	44,030	39,780
Investment expense	9,565	6,893
Transaction-related costs	165	1,618
Depreciation and amortization	128,567	139,425
Compensation expense
Cash and equity-based compensation	65,542	78,786
Carried interest and incentive fee compensation	(20,352)	(33)
Administrative expenses	27,885	17,796
Total expenses	339,405	364,127
Other income (loss)
Other gain (loss), net	(149,881)	(9,350)
Equity method earnings (losses)	19,207	(16,417)
Equity method earnings (losses) - carried interest	(31,079)	(222)
Income (loss) before income taxes	(243,699)	(169,535)
Income tax benefit (expense)	7,413	23,196
Income (loss) from continuing operations	(236,286)	(146,339)
Income (loss) from discontinued operations	(107,398)	(481,260)
Net income (loss)	(343,684)	(627,599)
Net income (loss) attributable to noncontrolling interests:
Redeemable noncontrolling interests	(11,220)	2,449
Investment entities	(63,045)	(355,862)
Operating Company	(22,862)	(27,896)
Net income (loss) attributable to DigitalBridge Group, Inc.	(246,557)	(246,290)
Preferred stock redemption	—	—
Preferred stock dividends	15,759	18,516
Net income (loss) attributable to common stockholders	$(262,316)	$(264,806)
Loss per share—basic
Loss from continuing operations per share—basic	$(0.30)	$(0.22)
Net loss attributable to common stockholders per share—basic	$(0.46)	$(0.56)
Loss per share—diluted
Loss from continuing operations per share—diluted	$(0.30)	$(0.22)
Net loss attributable to common stockholders per share—diluted	$(0.46)	$(0.56)
Weighted average number of shares
Basic	569,940	474,899
Diluted	569,940	474,899

FUNDS FROM OPERATIONS, CORE FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021
Net loss attributable to common stockholders	$(262,316)	$(264,806)
Adjustments for FFO attributable to common interests in Operating Company and common stockholders:
Net loss attributable to noncontrolling common interests in Operating Company	(22,862)	(27,896)
Real estate depreciation and amortization	121,744	184,762
Impairment of real estate	23,799	106,077
Loss (gain) from sales of real estate	3	(38,102)
Less: Adjustments attributable to noncontrolling interests in investment entities	(113,537)	(188,496)
FFO attributable to common interests in Operating Company and common stockholders	(253,169)	(228,461)

Additional adjustments for Core FFO attributable to common interests in Operating Company and common stockholders:
Adjustment to BRSP cash dividend	(9,089)	55,648
Equity-based compensation expense	18,720	19,299
Straight-line rent revenue and expense	(2,548)	17,225
Amortization of acquired above- and below-market lease values, net	(248)	6,005
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	98,465	45,627
Non-real estate fixed asset depreciation, amortization and impairment	11,132	20,563
Restructuring and transaction-related charges(1)	24,668	34,482
Non-real estate (gains) losses, excluding realized gains or losses of digital assets within the Corporate and Other segment	130,224	267,812
Net unrealized carried interest	13,078	189
Deferred taxes and tax effect on certain of the foregoing adjustments	(589)	(17,657)
Less: Adjustments attributable to noncontrolling interests in investment entities	(18,700)	(218,328)
Less: Core FFO from discontinued operations	(9,003)	(12,391)
Core FFO attributable to common interests in Operating Company and common stockholders	$2,941	$(9,987)

Additional adjustments for AFFO attributable to common interests in Operating Company and common stockholders:
Less: recurring capital expenditures	(1,372)	(226)
AFFO and DE attributable to common interests in Operating Company and common stockholders	$1,569	$(10,213)

Core FFO per common share / common OP unit(2)	$—	$(0.02)
Core FFO per common share / common OP unit—diluted(2)(3)	$—	$(0.02)
AFFO and DE per common share / common OP unit(2)	$—	$(0.02)
AFFO and DE per common share / common OP unit—diluted(2)(3)	$—	$(0.02)
Weighted average number of common OP units outstanding used for Core FFO, AFFO and DE per common share and OP unit(2)	628,991	537,033
Weighted average number of common OP units outstanding used for Core FFO, AFFO and DE per common share and OP unit—diluted (2)(3)	649,399	537,033

__________
(1) Transaction-related costs primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company’s core operating performance.
(2) Calculated based on weighted average shares outstanding including participating securities and assuming the exchange of all common OP units outstanding for common shares.
(3) For the three months ended March 31, 2022, included in the calculations of diluted Core FFO, AFFO and DE per share are Class A common stock or OP units issuable in connection with performance stock units, performance based restricted stock units and Wafra’s warrants, of which the issuance and/or vesting are subject to the performance of the Company's stock price or the achievement of certain Company specific metrics. For the three months ended March 31, 2022, excluded from the calculations of diluted Core FFO, AFFO and DE per share are the effects of adding back interest expense associated with convertible senior notes and weighted average dilutive common share equivalents for the assumed conversion of the convertible senior notes as the effect of including such interest expense and common share equivalents would be antidilutive. For the three months ended March 31, 2021, excluded from the calculations of diluted Core FFO, AFFO and DE per share are Class A common stock or OP units issuable in connection with performance stock units, performance based restricted stock units and Wafra’s warrants, of which the issuance and/or vesting are subject to the performance of the Company's stock price or the achievement of certain Company specific metrics, and the effect of adding back interest expense associated with convertible senior notes and weighted average dilutive common share equivalents for the assumed conversion of the convertible senior notes as the effect of including such interest expense and common share equivalents would be antidilutive.

Funds From Operations (FFO), Core Funds From Operations (Core FFO), Adjusted Funds From Operations (AFFO) and Distributable Earnings (DE)
The Company calculates funds from operations (FFO) in accordance with standards established by the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) real estate-related depreciation and amortization; (ii) impairment of depreciable real estate and impairment of investments in unconsolidated ventures directly attributable to decrease in value of depreciable real estate held by the venture; (iii) gain from sale of depreciable real estate; (iv) gain or loss from a change in control in connection with interests in depreciable real estate or in-substance real estate; and (v) adjustments to reflect the Company's share of FFO from investments in unconsolidated ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity investments, and debt securities, as applicable.
The Company computes core funds from operations (Core FFO) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) equity-based compensation expense; (ii) effects of straight-line rent revenue and expense; (iii) amortization of acquired above- and below-market lease values; (iv) debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts; (v) non-real estate depreciation, amortization and impairment; (vi) restructuring and transaction-related charges; (vii) non-real estate loss (gain), fair value loss (gain) on interest rate and foreign currency hedges, and foreign currency remeasurements except realized gain and loss from digital assets within the Corporate and Other segment; (viii) net unrealized carried interest; and (ix) tax effect on certain of the foregoing adjustments. The Company’s Core FFO from its interest in BrightSpire Capital, Inc. (NYSE: BRSP) represented the cash dividends declared in the reported period. The Company excluded results from discontinued operations in its calculation of Core FFO and applied this exclusion to prior periods.
The Company computes adjusted funds from operations (AFFO) by adjusting Core FFO for recurring capital expenditures necessary to maintain the operating performance of its properties. The Company's calculation of AFFO is equivalent to Distributable Earnings (DE), the alternative asset manager industry standard metric, which the Company is adopting following its conversion from a REIT to a C-Corp.
The Company uses FFO, Core FFO and AFFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs, and such a measure is useful to investors as it excludes periodic gains and losses from sales of investments that are not representative of its ongoing operations and assesses the Company's ability to meet distribution requirements. The Company also believes that, as widely recognized measures of the performance of REITs, FFO, Core FFO and AFFO will be used by investors as a basis to compare its operating performance and ability to meet distribution requirements with that of other REITs. However, because FFO, Core FFO and AFFO exclude depreciation and amortization and do not capture changes in the value of the Company’s properties that resulted from use or market conditions, which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and AFFO as measures of the Company’s performance is limited.
FFO, Core FFO and AFFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO, Core FFO and AFFO should be considered only as supplements to GAAP net income as measures of the Company’s performance and to cash flows from operating activities computed in accordance with GAAP. Additionally, Core FFO and AFFO exclude the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance.